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                                                                   EXHIBIT 10.12

                               SECOND AMENDMENT
               TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     This SECOND AMENDMENT (the "Second Amendment") to the Amended and Restated Stock Purchase Agreement (the "Agreement") dated as of December 19, 1996, as amended on February 25, 1997, by and between NET.B@NK, INC. (the "Company") and PREMIER BANCSHARES, INC. (formerly known as First Alliance/Premier Bancsharse, Inc., "Bancshares"), is entered into and made effective as of May 31, 1997. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     WHEREAS, the parties hereto desire to further amend the Agreement for the purpose of extending the termination date thereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bancshares agree to further amend the Agreement as follows:

     1. Section 3.2 of the Agreement is hereby amended to extend the expiration of the permissible Effective Date to August 31, 1997.

     2. Section 10.1(b) of the Agreement is hereby amended to extend the termiantion date of the Agreement to August 31, 1997.

     3. In consideration of the above extensions, the Company shall, at Closing, reimburse Bancshares for its documented out-of-pocket third-party expenses incurred as a result of such extensions; provided, however that the aggregate reimbursement shall not exceed $50,000 for June, 1997 and $25,000 for July and August.

     4. In further consideration of the above extensions and concurrent with the execution of this Second Amendment, the Company shall pay to Bancshares $25,000, which shall be deducted from expenses incurred by Bancshares for the month of June 1997.

     5. Except as hereinabove amended, the Agreement, as amended on February 25, 1997, shall remain otherwise in full force and effect.

     6. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shal constitute one and the same instrument.
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     IN WITNESS WHEREOF, each of the parties has caused this Second Amendment to be execute don its behalf and its corporate seal to be hereunto affixed and attested to by officers hereunto duly authorized, all as of the day and year first above written.

                                            NET.B@NK, INC.
Attest:

                                            By: /s/    D. R. Grimes
                                                ---------------------------
/s/  Mary Johnson                                   D. R. Grimes
------------------                                  Chief Executive Officer
Secretary

     [CORPORATE SEAL]


                                            PREMIER BANCSHARES, INC.
Attest:

                                            By: /s/   Darrell D. Pittard
                                                --------------------------
/s/  Barbara J. Burtt                               Darrell D. Pittard
----------------------                              Chairman of the Board and
Secretary                                           Chief Executive Officer

          [CORPORATE SEAL]